UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

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☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

Zivo Bioscience, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF

ZIVO BIOSCIENCE, INC.

To be held June 9, 2025

TO THE SHAREHOLDERS OF

Zivo Bioscience, Inc.:

We are pleased to invite you to attend our 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Zivo Bioscience, Inc. to be held on Monday, June 9, 2025, at 10:00 a.m. Eastern Time at 2125 Butterfield Road, Troy, MI  48084.

The attached Proxy Statement describes the matters proposed by our Board of Directors to be considered and voted upon by our shareholders at our Annual Meeting. These items are more fully described in the following pages, which are hereby made part of this Notice.

We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying Proxy Statement:

1.	To elect two Class III directors to hold office until the 2028 annual meeting of shareholders;

2.	To ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.	To approve (on an advisory basis) the compensation of our named executive officers; and

4.	To transact any other business that may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” all the nominees listed in the Proxy Statement and “FOR” Proposal 2 and Proposal 3.

The Board of Directors has fixed the close of business on Thursday, April 10, 2025 as the record date for determination of the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement  thereof. Only holders of common stock of record at the close of business on April 10, 2025 will be entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof.

We currently intend to hold the Annual Meeting in person. However, in the event we determine it is not possible or advisable to hold the Annual Meeting in person, we will publicly announce alternative arrangements for the Annual Meeting as promptly as practicable before the Annual Meeting, which may include holding the Annual Meeting solely by means of remote communication (i.e., a virtual-only Annual Meeting). Please monitor our website at www.zivobioscience.com for updated information.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received and promptly submit your proxy vote via the Internet, telephone, or mail to ensure your shares will be represented at the Annual Meeting. You may change or revoke your proxy at any time before it is voted at the Annual Meeting.

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By order of the Board of Directors

Zivo Bioscience, Inc.

/s/ Keith R. Marchiando

Keith R. Marchiando

Chief Financial Officer

April 25, 2025

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Zivo Bioscience, Inc.

2125 Butterfield Road, Suite 100

Troy, MI 48084

(248) 452-9866

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 9, 2025

INFORMATION CONCERNING SOLICITATION AND VOTING

Unless we state otherwise or the context otherwise requires, references in this Proxy Statement to “we,” “our,” “us,” the “Company,” or “ZIVO” are to Zivo Bioscience, Inc., a Nevada corporation and its consolidated subsidiaries as a whole.

Our Board of Directors (the “Board”) solicits your proxy for the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment or postponement thereof for the purposes set forth in the accompanying Proxy Statement. The Annual Meeting will be held at 2125 Butterfield Road, Toy, MI  48084 on Monday June 9, 2025 at 10:00 a.m. local time.

On or about April 25, 2025, we intend to mail to our shareholders of record a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice contains only an overview of the more complete proxy materials available to you on the Internet. We encourage you to access and review all of the important information contained in the Proxy Statement and materials before voting. The Notice will contain instructions on how to access this Proxy Statement and our 2024 annual report to shareholders, through the Internet and how to vote through the Internet. The Notice also will include instructions on how to receive such materials, at no charge, by paper delivery (along with a proxy card) or by e-mail. Beneficial owners will receive a similar notice from their broker, bank, or other nominee. Please do not mail in the Notice, as it is not intended to serve as a voting instrument. Notwithstanding anything to the contrary, we may send certain shareholders of record a full set of proxy materials by paper delivery instead of the Notice or in addition to sending the Notice.

We currently intend to hold the Annual Meeting only in person. However, in the event we determine it is not possible or advisable to hold the Annual Meeting in person, we will publicly announce alternative arrangements for the Annual Meeting as promptly as practicable before the Annual Meeting. Please monitor our website at www.zivobioscience.com for updated information.

Voting of Shares by Proxy

Shareholders may vote at the Annual Meeting by attending in person or by proxy. Execution of a proxy will not in any way affect a shareholder’s right to attend and vote at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before it is voted. Proxies may be revoked by (1) filing with our Secretary, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a date later than the date of such proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to our Secretary before the taking of the vote at the Annual Meeting or (3) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). If your shares are held in “street name,” that is, you hold your shares in an account with a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from your broker or other holder of record, to be able to vote at the Annual Meeting. Any written notice of revocation or subsequent proxy should be sent to Zivo Bioscience, Inc.,2125 Butterfield Road, Suite 100, Troy, MI 48084, Attention: Corporate Secretary, at or before the taking of the vote at the Annual Meeting.

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Record Date

The close of business on Thursday, April 10, 2025 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. As of April 10, 2025, we had outstanding 3,792,373 shares of our common stock, par value $0.001 (the “Common Stock”). A shareholder is entitled to cast one vote for each share held on the record date on all matters to be considered at the Annual Meeting.

Quorum and Votes Required

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business at the Annual Meeting. Votes withheld from a nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum. A “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

Directors will be elected by a plurality of the votes cast by shareholders entitled to vote at the Annual Meeting. Proposals 2 and 3 require the affirmative vote of the majority of the votes cast at the Annual Meeting. An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to shareholders is tabulated separately. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of determining whether there is a quorum, but are not considered as shares voting or as votes cast with respect to any matter presented at the Annual Meeting. As a result, abstentions and broker “non-votes” will not have any effect on any of the proposals.

The persons named as the proxies, John B. Payne and Keith R. Marchiando, were selected by the Board and are executive officers of the Company.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

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QUESTIONS AND ANSWERS

Q:	What may I vote on?

A.	You may vote on the following proposals:

1.	ELECTION OF DIRECTORS

There are two nominees for election to the Company’s Board this year: two Class III directors named in the Proxy Statement to hold office until the 2028 annual meeting.

The Board recommends a vote FOR the nominees.

2.	RATIFICATION OF AUDITOR

We are requesting that shareholders approve the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2025.

The Board recommends a vote FOR the approval, on an advisory basis, of the compensation of our named executive officers.

3.	ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are requesting that shareholders approve, on an advisory basis, the compensation of our named executive officers.

The Board recommends a vote FOR the approval of the compensation of our named executive officers.

Q:	Who is entitled to vote?

A:	Shareholders of record as of the close of business April 10, 2025 are entitled to vote at the Annual Meeting.

Q:	How do I vote?

A:

Stockholders of Record. You may vote by internet, by phone or by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided. To vote by internet or phone, you will need to use a control number provided to you in the materials with this Proxy Statement and follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

Beneficial Owners. If you are a beneficial owner, you must vote your shares in the manner prescribed by your broker, bank or other nominee. You will receive a voting instruction card (not a proxy card) to use in directing the broker, bank or other nominee how to vote your shares. You may also have the option to vote your shares via the internet or phone.

Q:	How does discretionary authority apply?

A:

If you sign your proxy card or voting instruction card, but do not make any selections, you give authority to John B. Payne, Chief Executive Officer, and Keith R. Marchiando, Chief Financial Officer, to vote in their discretion on each proposal and any other matter that may properly come before the Annual Meeting.

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Q:	How many shares can vote?

A:

As of the close of business on the record date, Thursday, April 10, 2025, there were 3,792,373 shares of Common Stock issued and outstanding. Every holder of Common Stock as of the close of business on April 10, 2025, the record date, is entitled to one vote for each share held.

Q:	What is a “quorum?”

A:

The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, whether in person or by proxy, constitutes a “quorum” at the Annual Meeting. There must be a quorum for the Annual Meeting to be held.

Q:	Who can attend the Annual Meeting?

A:	All shareholders that held shares of our Common Stock on Thursday, April 10, 2025, the record date, are entitled to attend.

Q:	Can a shareholder nominate someone to be a director of ZIVO?

A:

Our bylaws do provide a procedure for shareholders to nominate directors. Nominations for the election of directors may be made by the Board or by any shareholder entitled to vote for the election of directors. Subject to compliance with applicable United States securities laws and the rules and regulations of the Securities and Exchange Commission (“SEC”), nominations by shareholders may be made by notice in writing to the Secretary of the Company not less than 14 days nor more than 60 days prior to any meeting of the shareholders called for the election of directors; provided, however, that if less than 21 written days’ notice of the meeting is given to shareholders, such notice of nomination by a shareholder shall be given to the Secretary of the Company not later than the close of the fifth day following the day on which notice of the meeting was mailed to shareholders.

The Board has a standing Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, in selecting individuals to be nominated for election to the Board, considers, among other things, the following qualifications in nominating an individual: diversity in background, age, experience, qualifications, attributes and skills, independence, integrity, business experience and acumen, education, accounting and financial expertise, reputation, civic and community relationships and industry knowledge and relationships. In nominating an existing director for re-election to the Board, the Board will consider and review an existing director’s attendance, performance and length of service.

Q:	Who can attend the Annual Meeting?

A:	All shareholders that held shares of our Common Stock on Thursday, April 10, 2025, the record date, are entitled to attend.

Q:	Can a shareholder nominate someone to be a director of ZIVO?

A:

Our bylaws do provide a procedure for shareholders to nominate directors. Nominations for the election of directors may be made by the Board or by any shareholder entitled to vote for the election of directors. Subject to compliance with applicable United States securities laws and the rules and regulations of the Securities and Exchange Commission (“SEC”), nominations by shareholders may be made by notice in writing to the Secretary of the Company not less than 14 days nor more than 60 days prior to any meeting of the shareholders called for the election of directors; provided, however, that if less than 21 written days’ notice of the meeting is given to shareholders, such notice of nomination by a shareholder shall be given to the Secretary of the Company not later than the close of the fifth day following the day on which notice of the meeting was mailed to shareholders.

Q:	How can I access the Company’s proxy materials and annual report on Form 10-K?

A:

The “Investors” section of the Company’s website, http://www.zivobioscience.com, provides access, free of charge, to SEC reports as soon as reasonably practicable after the Company electronically files such reports with, or furnishes such reports to, the SEC, including proxy materials, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports. In addition, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 will be sent to any shareholder, without charge, upon written request sent to the Company, addressed to Keith R. Marchiando, Chief Financial Officer, Zivo Bioscience, Inc., 2125 Butterfield Road, Suite 100, Troy, MI 48084. Alternatively, the Company’s Annual Report on Form 10-K and the proxy statement may be accessed at: https://www.iproxydirect.com/index.php/zivo.

Q:	Who is soliciting proxies?

A:

Your proxy is being solicited by the Board of ZIVO on behalf of ZIVO. The cost of the solicitation shall be borne by the Company. It is anticipated that solicitations of proxies for the meeting will be made only by use of the mail; however, we may use the services of our directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of our shares held of record by such persons, and we will reimburse such persons for their reasonable out-of-pocket expenses incurred in the performance of that task.

Q:	How can I access the Company’s proxy materials and annual report on Form 10-K?

A:

The “Investors” section of the Company’s website, http://www.zivobioscience.com, provides access, free of charge, to SEC reports as soon as reasonably practicable after the Company electronically files such reports with, or furnishes such reports to, the SEC, including proxy materials, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports. In addition, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 will be sent to any shareholder, without charge, upon written request sent to the Company, addressed to Keith R. Marchiando, Chief Financial Officer, Zivo Bioscience, Inc., 2125 Butterfield Road, Suite 100, Troy, MI 48084. Alternatively, the Company’s Annual Report on Form 10-K and the proxy statement may be accessed at: https://www.iproxydirect.com/index.php/zivo.

The references to the website addresses of the Company in this Proxy Statement are not intended to function as a hyperlink and, except as specified herein, the information contained on such websites is not part of this Proxy Statement.

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PROPOSAL NO. 1

ELECTION OF CLASS III DIRECTORS

Our Board is divided into three classes. Members of each class serve staggered terms. Our Class III directors will stand for election at the Annual Meeting. The terms of office of directors in Class I and II do not expire until the annual meetings of shareholders to be held in 2026 and 2027, respectively, each holding office until their respective successors have been duly elected and qualified, or until he or she becomes disabled or is otherwise removed.

Director Nominees

Our Board has nominated John B. Payne, age 77, and Alison A. Cornell, age 63, for election as our Class III directors to serve for a three-year term ending at the 2028 annual meeting, or until their respective successors are duly elected and qualified, or until they become disabled or are otherwise removed. Mr. Payne and Ms. Cornell are current members of our Board and have consented to serve if elected.

Mr. Payne and Ms. Cornell will be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote. This means that the two individuals nominated for election to the Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” the nominees or “WITHHOLD” your vote with respect to the nominees. Shares represented by proxies will be voted “FOR” the election of the Class III nominees, unless the proxy is marked to withhold authority to so vote. Proxies may not be voted for a greater number of persons to the Board than the number of nominees named herein. If the nominee is unable or unwilling to serve at the time of the Annual Meeting, which we do not expect to happen, the persons named as proxies may vote for a substitute nominee chosen by the present Board, or the Board will have a vacancy, which it may fill at a later date or reduce the size of the Board. We have no reason to believe that the nominees will be unwilling or unable to serve if elected as a director. Additional information regarding the director nominees and directors of the Company is set forth below.

John B. Payne

Mr. Payne was appointed to serve as President and Chief Executive Officer of the Company in January 2022, and as a director of the Company in July 2013. Mr. Payne is the Vice Chairman of the Board of National Veterinary Associates, and formerly President and CEO of Compassion-First Pet Hospitals (from 2014-2020), which he founded in 2014. Compassion-First Pet Hospitals is a family of specialty and emergency veterinary hospitals throughout the United States and is dedicated to changing the veterinary landscape and elevating patient outcomes. With 100+ hospitals across 22 states, Compassion-First has more than 3,000 employees and more than 230 board-certified veterinary specialists across a wide range of medical disciplines. Mr. Payne currently serves as the Chairman of the Board for American Humane and is Chairman of the Board for ZIVO Bioscience. He is the Vice Chairman of the Board of Regents at Ross University School of Medicine and School of Veterinary Medicine. He also served on the board of directors of Nexvet, a bio science company located in Dublin, Ireland until the company was sold to Zoetis in 2018. Prior to creating Compassion-First, Mr. Payne served as a member of the Global Leadership Team for Mars Pet Care. He also served as the President and CEO of Banfield Pet Hospitals and served as the President and General Manager of Bayer Healthcare’s North American Animal Health Division. Mr. Payne provides the Board with valuable insight and experience in the animal care and pharmaceutical fields.

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Alison A. Cornell

Ms. Cornell was appointed in February 2021 to serve as a director of the Company. She serves on the Audit Committee as Chair, the Compensation Committee as Chair, and on the Nominating and Corporate Governance Committee. Ms. Cornell is currently retired. Previously, she served as the Executive Vice President & Chief Financial Officer of Compassion-First Pet Hospitals from July 2017 through 2021. She served as Executive Vice President & Chief Financial Officer of International Flavors & Fragrances Inc. (NYSE: IFF, Euronext Paris: IFF) from July 2015 through October 2016, and before that, she served multiple roles at Covance, Inc. (NYSE: CVD) from 2004 through July 2015, including Corporate Senior Vice President & Chief Financial Officer. Ms. Cornell provides the Board with extensive business and financial experience.

Continuing Directors

The following table provides information regarding the directors who are serving for terms that end following the Annual Meeting as of April 25, 2025:

NAME	AGE	TITLE	CLASS
Christopher D. Maggiore	59	Director	Class I
Nola E. Masterson	78	Director	Class II
Laith Yaldoo	56	Director	Class II

Christopher D. Maggiore

Mr. Maggiore was appointed in August 2013 to serve as a director of the Company. He serves on the Audit Committee and Compensation Committee. Mr. Maggiore is a successful private investor and has been involved in real estate development, building and management of businesses for over 37 years. He currently owns and manages a portfolio of businesses and investments. Mr. Maggiore provides the Board with experiences as a successful entrepreneur and builder of business organizations.

Nola E. Masterson

Ms. Masterson was appointed in September 2014 to serve as a director of the Company. Since 1982, she has been the chief executive officer of Science Futures, Inc., an investment and advisory firm. Ms. Masterson is currently managing member and general partner of Science Futures LLC I and Science Futures LLC II, which are venture capital funds invested in life science funds and companies. Ms. Masterson was a Venture Partner in TVM Capital, a large global venture firm. She was a member of the board of directors of Repros Therapeutics Inc. (sold to Allergan plc (NYSE: AGN) in January 2018) and served on the audit committee, nominating committee, and the compensation committee at that company. She was an Adjunct Professor in the Management School of the University of San Francisco. Ms. Masterson was a biotechnology analyst on Wall Street, working with Drexel Burnham Lambert and Merrill Lynch, and is a co-founder and CEO of Sequenom, Inc., a genetic analysis company located in San Diego, California which has been sold to LabCorp. Ms. Masterson is the Chair Emeritus of the California Life Science Association Institute, a 501(c)(3) organization, which promotes science education, workforce development and best practices as well as entrepreneurs in the bioeconomy. Ms. Masterson began her business career at Ames Company, a division of Bayer, and spent eight years at Millipore Corporation in sales and sales management and as Vice President of the Biotechnology Division. She received her master’s degree in Biological Sciences from George Washington University, and continued Ph.D. work at the University of Florida. Ms. Masterson provides us with the benefit of her extensive experience as an entrepreneur and an analyst on Wall Street, as well as her 40 years of investment advisory expertise and experiences in the life sciences industry.

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Laith Yaldoo

Mr. Yaldoo was appointed to serve as director of the Company on July 11, 2024, Mr. Yaldoo currently serves as the managing member of HEP Investments LLC, a private investment fund where he focuses his efforts on investing in and growing potentially disruptive businesses, a position he has held since August 2011. He has led several ventures, including their formations, management, funding, operations, identifying and contracting with strategic partners and dispositions in various industries, including electronic payments, telecommunication, retail, biotech, healthcare and back-office management. He also currently serves as a strategic partner with Aquila Equity Partners and as the National Director of ISO Sales for CardConnect, positions he has held since January 2020 and February, 2009, respectively. Mr. Yaldoo founded a credit card processing ISO, National Processing Services LLC, in 2001, which merged with CardConnect in 2009. In 2016, he played an integral role in the initial public offering of CardConnect, which lead to the eventual acquisition by First Data and later by FISERV (NYSE: FI). Mr. Yaldoo also joined TCC Wireless LLC in 2015 where he has since served as an executive and board chairman and spends significant time in company organization, structure, growth, financing and overseeing operations, legal, and real estate matters. Prior to this, Mr. Yaldoo was a practicing attorney for nine years. Mr. Yaldoo graduated from Wayne State University Law School, Detroit, Michigan in 1993, J.D., cum laude and earned his Bachelor in Business Administration in 1990 in Professional Accounting from the University of Michigan-Dearborn, Michigan where he graduated with Honorable Distinction. Mr. Yaldoo provides the Board with extensive investment advisory and business expertise.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE

ELECTION OF JOHN B. PAYNE AND ALISON A. CORNELL AS CLASS III DIRECTORS OF THE COMPANY.

Votes Required

Directors are elected by a plurality of the votes of the shares entitled to vote in the election and present, in person or by proxy, at the Annual Meeting. Votes withheld and broker non-votes are not counted as shares voted on the matter.

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INFORMATION WITH RESPECT TO THE BOARD OF DIRECTORS

The following is a brief description of the structure and certain functions of our Board. Each of the current directors is serving until his or her respective successor is duly elected and qualified, subject to earlier resignation or removal. On July 11, 2024, the Board increased its size from four to five members and appointed Laith Yaldoo to fill the vacancy. As a result, the Board currently consists of five directors, one of whom is an employee director, and two who are being nominated for election as directors at the Annual Meeting. Even though we are not subject to the listing standards of the Nasdaq Stock Market LLC (“Nasdaq”), we have chosen to implement Nasdaq independence standards to determine the independence of our directors. Our Board determined that Mr. Maggiore, Ms. Cornell, Ms. Masterson, and Mr. Yaldoo were all independent within the meaning of these standards. Mr. Payne was considered independent until his appointment as Chief Executive Officer on January 7, 2022. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Each director was nominated based on his or her knowledge of the Company, his or her skills, expertise and willingness to serve as a director. The Board usually meets in scheduled meetings either in person, via conference telephone call or other remote means. The Board held 7 meetings during the fiscal year ended December 31, 2024. Each of the directors attended at least 75% of the scheduled meetings of the Board, and applicable committee meetings, if such director served on a committee, during the period. Members of the Board are strongly encouraged to attend the Company’s annual meeting of shareholders in person. If attendance in person is not possible, members of the Board are strongly encouraged to attend the Company’s annual meeting of shareholders via telephone or similar communication equipment. Each of the then-sitting directors attended the annual meeting of shareholders in 2024.

Structure and Operation of the Board

Mr. Payne acts as the Chairman of our Board and as our President and Chief Executive Officer (“CEO”). The Board believes that the Company’s CEO is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. The independent directors can then use their collective experience, oversight, and expertise to bear in determining the strategies and priorities the Company should follow. The Board believes that the combined role of Chairman and CEO promotes the best interests of the Company and makes the best use of the expertise of the Chairman/CEO and his unique insights into the challenges facing the Company, the opportunities available to the Company, and the operations of the Company. Together, the Chairman/CEO and independent directors develop the strategic direction of the Company. The Board believes that this is the appropriate balance of having a fully informed Chairman and independent oversight. The Company does not have a lead independent director.

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The Board has three standing committees: Compensation, Nominating and Corporate Governance, and Audit committees. The following is a brief description of each of these committees.

Compensation Committee

The Compensation Committee, which is currently comprised of Ms. Cornell, as Chair, Ms. Masterson and Mr. Maggiore reviews and recommends the type and amount of compensation to be paid or awarded to directors, executive officers, and senior management. As part of the compensation paid to employees, the Compensation Committee grants awards to employees and determines the terms and conditions provided in each grant. The Compensation Committee may delegate authority to subcommittees or officers of the Company to grant stock awards under the Company’s equity incentive plans. It also has full power and authority to adopt, amend and terminate the Company’s benefit plans. The Compensation Committee has direct responsibility for the appointment of oversight of compensation consultants, legal counsel and any other advisors engaged for the purposes of advising the Compensation Committee The Compensation Committee generally convenes on an as-needed basis and met two times during 2024. The Board has determined that each member of the Compensation Committee is independent, as independence is defined under the rules of Nasdaq. Our Compensation Committee charter is available on our website, www.zivobioscience.com, under the “Investors - Corporate Governance” tab.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently comprised of Ms. Masterson, as Chair, and Ms. Cornell. The Nominating and Corporate Governance Committee is responsible for, among other things, considering potential members of the Board, making recommendations to the full Board as to nominees for election to the Board and assessing the effectiveness of the Board. The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. Any such candidates will be evaluated on the same basis as other candidates being evaluated by the Nominating and Corporate Governance Committee. Information with respect to such candidates should be sent to Zivo Bioscience, Inc., 2125 Butterfield Road, Suite 100, Troy, MI 48084, Attention: Secretary. The Nominating and Corporate Governance Committee considers the needs for the Board as a whole when identifying and evaluating nominees and, among other things, considers diversity in background, age, experience, qualifications, attributes and skills in identifying nominees, although it does not have a formal policy regarding the consideration of diversity. The current director nominees were recommended by the Nominating and Corporate Governance Committee. The Nominating & Corporate Governance Committee met one time during 2024. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent, as independence is defined under the rules of Nasdaq. Our Nominating and Corporate Governance Committee charter is available on our website, www.zivobioscience.com, under the “Investors - Corporate Governance” tab.

Audit Committee

The Audit Committee reviews with management and the Company’s independent public accountants the Company’s financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent accountants upon the financial condition of the Company and its accounting controls and procedures and such other matters as the Audit Committee deems appropriate.

The functions of the Audit Committee include:

•	Selecting our independent auditors;

•	Reviewing the results and scope of the audit and other services provided by our independent auditors; and

•	Reviewing and evaluating our audit and control functions.

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The Audit Committee is currently comprised of Ms. Cornell, as Chair, and Ms. Masterson and Mr. Maggiore. The Board has determined that each of Ms. Cornell, Ms. Masterson, and Mr. Maggiore is “independent” under Nasdaq independence standards and “financially literate” under SEC rules. Additionally, the Board has determined that Ms. Cornell qualifies as an “audit committee financial expert” as that term is defined in rules promulgated by the SEC. The designation of an “audit committee financial expert” does not impose upon such persons any duties, obligations or liabilities that are greater than those generally imposed on each of them as a member of the Audit Committee and the Board, and such designation does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board.

The Audit Committee met four times in 2024. Our Audit Committee charter is available on our website, www.zivobioscience.com, under the “Investors - Corporate Governance” tab.

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2024.

The purpose of the Audit Committee is to assist the Company’s board of directors in its general oversight of the Company’s financial reporting, internal controls and audit functions. The Audit Committee itself does not prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. In fulfilling its oversight responsibility of appointing and reviewing the services performed by the Company’s independent registered public accounting firm, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit related services.

The Company maintains an auditor independence policy that prohibits its independent registered public accounting firm from performing non-financial consulting services, such as information technology consulting and internal audit services. This policy mandates that the Audit Committee approve the audit and non-audit services and related budget in advance, and that the Audit Committee be provided with quarterly reporting on actual spending. This policy also mandates that the Company may not enter into auditor engagements for non-audit services without the Audit Committee’s express approval. The Audit Committee charter describes in greater detail the full responsibilities of the Audit Committee and is available on the Company’s website at www.zivobioscience.com. The Audit Committee is comprised solely of directors who satisfy the current independence standards promulgated by the Securities and Exchange Commission (the “SEC”) and by the Nasdaq Stock Market, as such standards apply specifically to members of audit committees.

The Audit Committee met on four occasions during the year ended December 31, 2024. The Audit Committee met privately in executive session with BDO USA, P.C. (“BDO”), our registered public accounting firm, as part of each regular meeting and held private meetings with the Chief Financial Officer of the Company throughout the year.

The Audit Committee’s policy is to pre-approve all audit and non-audit related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated the pre-approval authority to its chair when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date.

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In fulfilling its oversight responsibilities for the financial statements for the fiscal year ended December 31, 2024, among other things, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024, with management and BDO, our independent registered public accounting firm for the fiscal year ended December 31, 2024;

•	Discussed with BDO the matters required to be discussed in accordance with the Public Company Accounting Oversight Board (“PCAOB”) and SEC. The Audit Committee also discussed with BDO the matters required to be discussed by Audit Standard No. 1301 – Communications with Audit Committees; and

•	Received written disclosures and the letter from BDO regarding its independence as required by applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee and the Audit Committee further discussed with BDO their independence. The Audit Committee also considered the status of pending litigation, taxation matters, and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and BDO, the Audit Committee recommended to Company’s board of directors that the audited financial statements be included in Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the Securities and Exchange Commission.

Audit Committee:

Alison A. Cornell, Chair

Christopher D. Maggiore

Nola E. Masterson

Risk Oversight

The Board oversees the Company’s risk management primarily through the following:

•	review and approval of an annual business plan;

•	review of a summary of risks and opportunities at meetings of the Board;

•	review of business developments, business plan implementation and financial results;

•	oversight of internal controls over financial reporting; and

•	review of employee compensation and its relationship to our business plans.

Communication with Shareholders

We have established a process for shareholders to communicate with the Board. Shareholders wishing to communicate with the Board of ZIVO can send an email to investors@zivobioscience.com or write or telephone Keith R. Marchiando at the Company’s corporate offices:

Zivo Bioscience, Inc.

Attn: Keith R. Marchiando, Chief Financial Officer

2125 Butterfield Road, Suite 100

Troy, MI 48084

Telephone: (248) 452-9866

Any communication must state the type and amount of Company securities held by the shareholder and must clearly state that the communication is intended to be shared with the Board. Mr. Marchiando will forward all such communications to the members of the Board.

15

Code of Ethics

We have adopted a code of ethics that applies to the officers, directors, and employees of the Company. A copy of the code of ethics is available on our website, www.zivobioscience.com, under the “Investors - Corporate Governance” tab and will be sent to any shareholder, without charge, upon written request sent to 2125 Butterfield Road, Suite 100, Troy, MI 48084, Attention: Secretary. Any amendments to the code of ethics will be posted on our website.

Insider Trading Policy

The Company has adopted an insider trading policy governing the purchase, sale and/or other dispositions of its securities by its directors, officers, employees and certain contractors, and each of their family members and controlled entities, that are reasonably designed to promote compliance with insider trading laws, and applicable rules and regulations.

Hedging Policy

The Company, pursuant to the terms of its insider trading policy, prohibits all directors, officers, employees, and certain contractors, and each of their family members and controlled entities, from engaging in hedging transactions including prepaid variable forwards, equity swaps, collars and exchange funds with respect to the Company’s securities.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth the name, age and position of each of our executive officers and directors as of April 25, 2025:

Name	Age	Positions	Since
John B. Payne	77	President and Chief Executive Officer / Chairman / Director	2023 / 2019 / 2013
Keith R. Marchiando	63	Chief Financial Officer	2021
Christopher D. Maggiore	59	Director	2013
Nola E. Masterson	78	Director	2014
Alison A. Cornell	63	Director	2021
Laith Yaldoo	56	Director	2024

Information with respect to Mr. Payne and Ms. Cornell is contained herein under the caption “Proposal No. 1 – Election of Class III Directors – Director Nominees.” Information regarding Mr. Maggiore, Mr. Payne, Mr. Yaldoo, and Ms. Masterson is contained herein under the caption “Proposal No. 1 - Election of Class III Directors – Continuing Directors.”

Keith R. Marchiando

Chief Financial Officer

Mr. Marchiando was appointed Chief Financial Officer in January 2021. He joined the Company from New US Nonwovens, LLC (“Nonwovens”), a contract manufacturer of personal care and home care products, where he was Chief Financial Officer since August 2019. At Nonwovens, he was responsible for all aspects of the company’s financial activities, including strengthening corporate controls, implementing financial planning and developing the Company’s IT strategy. Prior to Nonwovens, he served as a consultant to Plante & Moran PLLC from January 2017 to August 2019, where he engaged in interim chief financial officer roles which included restructuring and transitioning companies in ownership changes, supporting M&A activities and enhancing financial functions and processes. Prior to this position, he served as CFO of Perceptron, Inc. beginning in February 2014, and then CFO of AP Exhaust LLC beginning in May 2015. Mr. Marchiando earned a Master’s Degree in Business Administration (MBA) in corporate finance from Carnegie Mellon University’s Tepper School of Management and an undergraduate degree in finance and economics at Lehigh University.

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Each of the officers will serve as such until his or her respective successor is appointed and qualified, or until his or her earlier resignation or removal.

Family Relationships

There are no familial relationships between any of our officers and directors.

Procedures for Shareholders to Nominate Directors

Our bylaws provide a procedure for shareholders to nominate directors. Nominations for the election of directors may be made by the Board or by any shareholder entitled to vote for the election of directors. Subject to compliance with applicable United States securities laws and the rules and regulations of the SEC, nominations by shareholders may be made by notice in writing to the Secretary of the Company not less than 14 days nor more than 60 days prior to any meeting of the shareholders called for the election of directors; provided, however, that if less than 21 written days’ notice of the meeting is given to shareholders, such notice of nomination by a shareholder shall be given to the Secretary of the Company not later than the close of the fifth day following the day on which notice of the meeting was mailed to shareholders.

Delinquent Section 16(a) Reports

Section 16 of the Securities and Exchange Act of 1934, as amended (“Exchange Act”) requires our directors, executive officers and any persons who beneficially own more than 10% of our Common Stock (“insiders”) to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the copies of such forms filed with the SEC and written representations from our directors and executive officers, we believe that during fiscal year 2024 each of our insiders timely complied with applicable reporting requirements for transactions in our equity securities.

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EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Years 2024 and 2023

The following table summarizes the compensation paid to our named executive officers during or with respect to fiscal years 2024, 2023, and 2022 for services rendered to us in all capacities.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($) (2)	All Other ($)	Total ($)
John B. Payne	2024	400,000	-	338,819		738,819
Chief Executive Officer and Director (3)	2023	400,000		-	-	400,000
	2022	397,754		449,999		847,753

Keith Marchiando	2024	324,480	-		-	324,480
Chief Financial Officer	2023	324,480		-	-	324,480
	2022	312,000		211,768		523,768

(1)

Bonus payments are derived as stipulated by the Company’s Short Term Incentive Program (STIP) and are calculated based on a combination of contractual percentages, the Company’s performance to annually determined metrics and adjusted by a factor for personal performance as evaluated by the Board of Directors.  Only actual cash Bonus payments made to the Executive officers are reflected in the table. Bonus amounts previously indicated in the 2024 Proxy Statement for fiscal year 2023 were not paid to the Executive officers due to financial constraints as determined by the Board of Directors.

(2)

The amounts reported reflect the grant date fair value (excluding the effect of estimated forfeitures). The grant date fair value of each warrant is calculated using the Black Scholes option-pricing model computed in accordance with FASB ASC Topic 718 and does not correspond to the actual amount that will be realized upon exercise by the named executive officers. For valuation assumptions used in determining the grant date fair value of stock options using the Black Scholes pricing model, see Note 9 – STOCKHOLDERS EQUITY (DEFICIT) to our audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 14, 2025.

(3)

Prior to his appointment as Chief Executive Officer on January 8, 2022, Mr. Payne was a non-employee director and he received an equity grant and cash compensation while serving as a non-employee director. Since he was appointed as Chief Executive Officer, Mr. Payne has received an annual base salary as more fully described in the narrative below.

Executive Compensation Programs

In 2023, the Compensation Committee reviewed financial information and other performance metrics relative to the historical compensation of executive management and comparative information prepared internally. The Compensation Committee also reviewed management’s recommendations for compensation levels of all of the Company’s senior executive officers and considered these recommendations. The totality of the information reviewed by the Compensation Committee was considered when establishing current executive salary levels, and similar analysis is expected to be considered when reviewing and establishing future salaries and long term incentives. The Company’s compensation policies and practices are intended to ensure that they do not foster risk taking above the level of risk associated with the Company’s business model. For this purpose, the Compensation Committee generally considers the Company’s financial performance, comparing that performance to the performance metrics included in the Company’s annual financial plan. The Compensation Committee also generally evaluates management’s compensation in light of other specific risk parameters. Based on this assessment, the Compensation Committee believes that the Company has a balanced pay and performance program that does not promote excessive risk taking.

The Company’s compensation programs are aimed at enabling it to attract and retain the best possible executive talent and rewarding those executives commensurate with their ability and performance. The Company’s compensation programs consist of base salary, benefits programs, cash bonus, and equity grants.

Base Salary. Base salaries for executive officers are initially established by agreement and are subject to increases made at the discretion of the Board when reviewing and evaluating the responsibilities of the individual’s position in relation to similar positions in other nutraceutical companies of similar size. Individual salary increases were determined this year by considering respective levels of responsibility, position, and performance.

Bonuses. The Compensation Committee determined the financial position of the Company did not support the payment of cash bonuses for 2024 or 2023 pursuant to the terms of the Company’s Short Term Incentive Program (STIP). The Compensation Committee utilized its discretionary authority to accrue potential cash bonuses of $200,000 in 2024 and $175,000 in 2023 for Mr. Payne, which have not been paid and remain payable entirely in the Company’s discretion.

Equity Grants. On June 5, 2024, the Board awarded 50,251 Common Stock options to the Company’s Chief Executive Officer in exchange for a prior agreed to cash payment yet unpaid in the amount of $400,000.  The strike price of $7.96 was set as the closing market price on the grant date and the options vested immediately upon issuance. The Black Scholes pricing model used the following assumptions: assumed term of 5.1 years; volatility 122.46%; annual rate of dividends 0%; discount rate 4.29%.

Employee Stock Option Replacement Program. On June 5, 2024, pursuant to the Employee Stock Option Replacement Program, 981,174 Common Stock option shares were approved by the Board of Directors from the 2021 Plan to replace 230,064 outstanding options that were previously granted to executives and employees under both the 2019 Plan and the 2021 Plan. Of this total replacement shares, 167,180 were issued to Mr. Payne and 444,498 were issued to Mr. Marchiando.  Replacement shares were issued under the existing 2021 Plan.  The Company used the Black Scholes option pricing model to determine the compensation expense for these award grants issued in the year ended December 31, 2024. The Company valued the new awards using the Black Scholes pricing model with the following assumptions: option agreement expected term of 5.1 years; volatility 122.46%; annual rate of dividends 0%; discount rate 4.29%.

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Employment Agreements

As of December 31, 2024, we had an employment agreement in place with our current President and Chief Executive Officer and our current Chief Financial Officer.

Mr. Payne’s Employment Agreement:

On February 15, 2022, the Company entered into a written agreement concerning Mr. Payne’s employment (the “Payne Contract”). Under the terms of the Payne Contract, Mr. Payne will serve as the Company’s President and Chief Executive Officer on an at-will basis. Mr. Payne will receive an annual base salary, commencing on February 15, 2022, of $400,000. Mr. Payne is eligible for an annual performance bonus of no less than fifty percent (50%) but no more than one hundred twenty-five percent (125%) of Mr. Payne’s effective salary for the applicable bonus year.

If Mr. Payne’s employment is terminated for any reason by either the Company or Mr. Payne, Mr. Payne shall be entitled to receive the following: any accrued but unpaid base salary through the date of termination; reimbursement for unreimbursed expenses properly incurred by Mr. Payne prior to the date of termination; and such employee benefits, if any, to which Mr. Payne may be entitled under the Company’s employee benefit plans as of the date of termination.

On December 22, 2022, the Board approved an amendment to the Payne Contract (the “Payne Amendment”) modifying the terms of Mr. Payne’s Long Term Incentive Compensation (as defined in the Payne Amendment). Under the Payne Amendment, the Company shall award Mr. Payne that number of stock options pursuant to the 2021 Plan with an approximate value of $400,000 on the date of the grant, determined in accordance with, and subject to the terms and conditions of, the 2021 Plan and the applicable award agreement.

Mr. Marchiando’s Employment Agreement:

On January 1, 2021, the Company entered into an employment letter with Mr. Marchiando (the “Marchiando Agreement”). Pursuant to the Marchiando Agreement, Mr. Marchiando will serve as Chief Financial Officer of the Company for one year, with successive automatic renewals for one-year terms, unless either party terminates the Marchiando Agreement on at least sixty days’ notice prior to the expiration of the then current term of the Marchiando Agreement. Furthermore, under the terms of the Marchiando Agreement, Mr. Marchiando will receive an annual base salary (“Marchiando Base Salary”) of $280,000 commencing on January 1, 2021, and the Marchiando Base Salary will increase to $300,000 if within one (1) year after the effective date of the agreement, the Company entered into a term sheet and received related financing of at least $10 million in equity or other form of investment or debt (“Third Party Financing”) on terms satisfactory to the Company’s Board.

If Mr. Marchiando’s employment is terminated by the Company due to death or Disability, or without Cause, or if Mr. Marchiando resigns for Good Reason (each as defined in the Marchiando Agreement) or if either party does not renew the employment term, Mr. Marchiando will be entitled to receive the following severance benefits: a continuation of the Marchiando Base Salary for one year, payment of an amount equal to Mr. Marchiando’s target bonus in the year of termination and a fully-vested, nonqualified stock option to purchase 1,000,000 shares of Common Stock. Additionally, all outstanding and contingent nonqualified options owned directly or beneficially by Mr. Marchiando shall be converted immediately into vested options, with terms as specified in the applicable award agreement.

The Marchiando Agreement provides that if a Change of Control (as defined in the Marchiando Agreement) occurs and Mr. Marchiando resigns for Good Reason (as defined in the Marchiando Agreement) or Mr. Marchiando’s employment is terminated without Cause (as defined in the Marchiando Agreement) during the 24-month period following the Change of Control or during the sixty (60) days immediately preceding the date of a Change of Control, 100% of Mr. Marchiando’s unvested options will be fully vested and the restrictions on his restricted shares will lapse. The Marchiando Agreement also provides for severance payments of, amongst other things, a lump sum payment of 200% of the Marchiando Base Salary, 200% of Mr. Marchiando’s Performance Bonus (as defined in the Marchiando Agreement) earned in the last 12 months preceding the Change of Control and payment of 24 months of the Marchiando Base Salary in such event.

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Outstanding Equity Awards at Fiscal Year-End 2024

The following table provides information on the outstanding equity awards held by our named executive officers as of December 31, 2024.

	Option Awards
Name	Grant Date		Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option / Warrant Exercise Price ($)	Option / Warrant Expiration Date
John B. Payne	6/5/2024		167,180	-	7.96	6/4/2034
	6/5/2024		50,251	-	7.96	6/4/2034

Keith R. Marchiando	6/5/2024	(1)	417,505	26,993	7.96	6/4/2034

(1)	13,551 remaining shares underlying the stock options will vest on 1/1/2025 and 13,442 remaining shares underlying the stock option will vest on 8/28/2025.

Non-Employee Director Compensation

In October 2021, our Board of Directors adopted a non-employee director cash and equity compensation plan. Under this policy, the Company agreed to pay each of its non-employee directors a cash stipend for service on its board of directors and, if applicable, on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of the Company’s non-employee directors receive an additional stipend for service as the chairperson of the compensation committee, nominating and corporate governance committee or audit committee or service as the non-executive chairperson.

On May 31, 2024, the Board amended the Non-Employee Director Compensation Policy (the “Director Compensation Policy”) to provide that the equity component of a non-employee director’s compensation may be issued in the form of restricted stock or restricted stock units, rather than in the form of options, and to change the annual board term service cash fee from $40,000 to $50,000 beginning with the service year starting at the Company’s next annual stockholders’ meeting.

The amended stipends payable to each non-employee director for service on the Company’s Board of Directors are as follows:

Stipend Chairperson Additional Annual Service Stipend(1)	Member Annual Service Stipend	Chairperson Additional Annual Service Stipend(1)
Board of Directors	$50,000	$5,000
Audit committee	4,000	2,000
Compensation committee	4,000	2,000
Nominating and corporate governance committee	4,000	2,000

(1)	Chairs of each committee do not receive a stipend for being a member of the applicable committee.

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In addition to the cash stipends, each non-employee director is automatically granted restricted stock awards with an approximate target value of $50,000 at the close of business on the date of each annual meeting. Such restricted stock awards vest in four equal quarterly installments.

Director Stock Option Replacement Program

The Company has issued stock options to its non-employee directors pursuant to the 2021 Equity Incentive Plan (the “2021 Plan”). The 2021 Plan provides that the Board may cancel outstanding options and make a substitute grant of new options or other equity-based awards under the 2021 Plan or another equity plan of the Company (the “Director Stock Option Replacement Program”). On June 5, 2024, pursuant to the Director Stock Option Replacement Program, 127,364 shares of restricted stock were granted under the Director Equity Plan to replace the 62,451 outstanding options that were granted to non-employee directors under the 2021 Plan. Replacement shares were granted under the newly established Director Equity Plan to the following persons:

Board Member	Shares Awarded
Alison A. Cornell	60,724
Christopher D. Maggiore	36,630
Nola E. Masterson	30,010

All shares of Common Stock granted to the non-employee directors were 100% vested on the grant date. The value of the restricted stock granted to the non-employee directors pursuant to the Director Stock Option Replacement Program had an aggregate value equal to the Black Scholes value of each of the cancelled options issued to each such director on its original grant date and was exempt from the annual limitation on awards to non-employee directors set forth in the Director Equity Plan.

Stock Award Grant

On May 31, 2024, the Board granted shares of Common Stock with a value of $300,000 under the Director Equity Plan to Director Alison A. Cornell for her efforts on behalf of the Board in connection with certain initiatives of the Company’s nutrition business unit. The 37,688 share award was determined based on a closing price of the Company’s stock on the date of grant of $7.96 per share. The Board determined that this award to Ms. Cornell is an award for special or extraordinary services and was exempt from the annual limitation on awards to non-employee directors set forth in the Director Equity Plan.

Stock Award in Lieu of Unpaid Directors’ Fees

On May 31, 2024, the Board approved a Stock in Lieu of Unpaid Director’s program fees that would allow for the granting of a total of 261,619 shares of restricted stock to the non-employee Board members in lieu of unpaid non-employee director service fees earned during the calendar year ending December 31, 2023.  In aggregate the Company owed the three non-employee board members $172,670 in fees; Alison A. Cornell was due $62,789, Nola E. Masterson was due $56,062, and Christopher D. Maggiore was due $53,819.  These unpaid amounts were grossed up for taxes at an assumed tax rate of 45% and the number of shares was determined based on the Company’s closing stock price on December 29, 2024, of $1.20 per share.  On June 5, 2024, all the non-employee directors accepted the following grants in lieu of the unpaid cash service fees:

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Non-employee Board Member	Shares Awarded
Alison A. Cornell	95,134
Christopher D. Maggiore	81,544
Nola E. Masterson	84,941

The value of the shares granted to the non-employee directors pursuant to this exchange of stock in lieu of unpaid cash fees were exempted from the annual limitation of awards to non-employee directors set forth in the Director Equity Plan. These shares awards will be issued under the Director Equity Plan and will be subject to provisions thereof.

Non-Employee Director Compensation in 2024

The following table sets forth summary information concerning the compensation awarded to, paid to, or earned by the non-employee members of our board of directors for the fiscal year ended December 31, 2024:

Name	Fees Earned or Paid in Cash ($)(1)	Restricted Stock Awards ($) (2) (3)	Total ($)
Nola E. Masterson	55,795	965,010	1,020,804
Christopher D. Maggiore	53,784	990,665	1,046,460
Alison A. Cornell	61,827	1,590,626	1,652,454
Laith Yaldoo	23,356	-	23,356

(1)	The amounts reported were earned by each non-employee board member in 2024 but remain unpaid as of December 31, 2024 due to the Company’s financial constraints.

(2)	The amounts reported reflect the grant date fair value. The grant date fair value of each warrant is calculated using the closing market price of the stock on the grant date.

(3)

Represents (i) the value of restricted stock awards of 3,626 shares of Common Stock granted to each non-employee director re-elected at the Company’s 2024 Annual Meeting of Shareholders on June 12, 2024 pursuant to its Non-Employee Director Compensation Policy, and (ii) the value of the Director Stock Option Replacement Program, Stock Award Grant, and Stock Award in Lieu of Unpaid Directors’ Fees as detailed in the section precedent to this table.

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PAY VERSUS PERFORMANCE

We are providing the following information about the relationship between executive compensation actually paid (CAP) and certain financial performance of the Company as required by SEC rules. Please see “Compensation Discussion and Analysis” for discussion of our compensation philosophy and how the Compensation Committee structures our compensation program to support our business objectives and align with our financial performance.

Year	Summary Compensation Table Total for PEO 1 ($)(1)	Summary Compensation Table Total for PEO 2 ($)(1)	Compensation Actually Paid to PEO 1 ($)(1)(2)	Compensation Actually Paid to PEO 2 ($)(1)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(5)	Average Compensation Actually Paid to Non-PEO NEOs ($)(6)	Total Shareholder Return ($)	Net Loss ($ in thousands)
2024		738,819		1,865,352	312,000	4,273,877	28.47	(13,385)
2023	-	400,000	-	400,000	312,000	(80.289)	1.67	(7,777)
2022	4,368	1,022,753	(1,104,373)	1,063,877	574,273	373,336	20.83	(8,745)

(1)

Andrew Dahl served as our principal executive officer (“PEO”) for the full year 2021 and from January 1, 2022 until his termination on January 7, 2022. Mr. Payne was appointed as Chief Executive Officer and became our PEO on January 8, 2022.

(2)

Amounts reported reflect CAP for Mr. Dahl, as computed in accordance with Item 402(v) of Regulation S-K, for each corresponding year, which amounts do not reflect the actual amount of compensation earned by or paid to Mr. Dahl during the applicable year. The adjustments below were made to Mr. Dahl’s total compensation for each year to determine the CAP for such fiscal year in accordance with the requirements of Item 402(v) of Regulation S-K.

Year	Reported Summary Compensation Table Total for PEO 1 ($)	Less	Reported Value of Equity Awards ($)(a)	Plus	Equity Award Adjustments ($)(b)	Equals	CAP for PEO 1 ($)
2024	-	-	-	+	-	=	-
2023	-	-	0	+	-	=	-
2022	4,368	-	0	+	(1,108,741)	=	(1,104,373)

(a)

Amounts reflect the grant date fair value of equity awards as reported in the “Option Awards” column in the Summary Compensation Table for the applicable year. No amounts were reported in the “Stock Awards” column in the Summary Compensation Table for any applicable year.

(b)

The equity award adjustments were calculated in accordance with Item 402(v) of Regulation S-K and include: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (iv) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. The amounts deducted or added in calculating the equity award adjustments for Mr. Dahl are as follows:

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Year	Year End Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested at Year End ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Value at the Vesting Date of Equity Awards Granted in Current Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Equity Award Adjustments ($)
2024	-	-	-	-	-
2023	-	-	-	-	-
2022	-	-	-	(1,108,741)	(1,108,741)

(3)

Amounts reported reflect CAP for Mr. Payne, as computed in accordance with Item 402(v) of Regulation S-K, for 2022, which amounts do not reflect the actual amount of compensation earned by or paid to Mr. Payne. The adjustments below were made to Mr. Payne’s total compensation for each year to determine the CAP for such fiscal year in accordance with the requirements of Item 402(v) of Regulation S-K.

Year	Reported Summary Compensation Table Total for PEO 2 ($)	Less	Reported Value of Equity Awards ($)(c)	Plus	Equity Award Adjustments ($)(d)	Equals	CAP for PEO 2 ($)
2024	738,819	-	338,819	+	1,465,352	=	1,865,352
2023	400,000	-	-	+	-	=	400,000
2022	1,022,753	-	449,999	+	491,123	=	1,063,877

(c)

Amounts reflect the grant date fair value of equity awards as reported in the “Option Awards” column in the Summary Compensation Table for the applicable year. No amounts were reported in the “Stock Awards” column in the Summary Compensation Table for any applicable year.

(d)	The amounts deducted or added in calculating the equity award adjustments for Mr. Payne are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested at Year End ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Value at the Vesting Date of Equity Awards Granted in Current Year ($)	Change in Fair Value to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Total Equity Award Adjustments ($)
2024	-	-	1,465,352	-	1,465,352
2023	-	-	-	-	-
2022	-	-	449,999	41,124	491,123

(5)

Reflects the average amount reported in the “Total” column of the Summary Compensation Table for our other NEOs as a group (excluding Messrs. Dahl and Payne) for each corresponding year. The names of each of the other NEOs (excluding Messrs. Dahl and Payne) included for purposes of calculating the average amounts in each applicable year are as follows for all years Mr. Keith Marchiando.

(6)

Amounts reported reflect CAP for the other NEOs as a group (excluding Messrs. Dahl and Payne), as computed in accordance with Item 402(v) of Regulation S-K, for each corresponding year, which amounts do not reflect an average of the actual amount of compensation earned by or paid to the other NEOs as a group (excluding Messrs. Dahl and Payne) during the applicable year. The adjustments below were made to the average total compensation for the NEOs as a group (excluding Messrs. Dahl and Payne) for each year to determine the CAP for such year in accordance with the requirements of Item 402(v) of Regulation S-K.

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Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Less	Average Reported Value of Equity Awards ($)	Plus	Average Equity Award Adjustments ($)(a)	Equals	Average CAP for Non-PEO NEOs ($)
2024	312,000	-	-	+	3,961,877	=	4,273,877
2023	312,000	-	-	+	(392,289)	=	(80,289)
2022	574,273	-	211,768	+	10,831	=	373,336

(a)

See note (b) to footnote (2) above for an explanation of the equity award adjustments made in accordance with Item 402(v) of Regulation S-K. The amounts deducted or added in calculating the total average equity award adjustments for the other NEOs as a group (excluding Messrs. Dahl and Payne) are as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested at Year End ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Value at the Vesting Date of Equity Awards Granted in Current Year ($)	Average Change in Fair Value to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Average Equity Award Adjustments ($)
2024	490,890	-	3,485,703		(14,716)	3,961,877
2023	-	(262,377)	-	(129,912)		(392,289)
2022	95,034	(145,553)	52,940	8,410		10,831

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Analysis of Information Presented in the Pay Versus Performance Table

The Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table, including CAP, as required by Item 402(v) of Regulation S-K. The Compensation and Talent Committee utilizes several performance measures to align executive compensation with Company performance, and only some of those Company measures are presented in the Pay versus Performance table above and the graphs below.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth certain information regarding each person who is known to us to beneficially own more than 5% of our issued and outstanding shares of Common Stock, and the number of shares of our Common Stock beneficially owned by each of our directors and named executive officers, and all officers and directors as a group. All percentages are based on 3,792,373 shares of Common Stock issued and outstanding as of April 10, 2025, and where applicable, beneficial ownership includes shares which the beneficial owner has the right to acquire within 60 days of April 10, 2025.

Security Ownership of Certain Beneficial Owners:

Name and Address	Number of Shares Beneficially Owned (1)		% of Class
Laith Yaldoo 2804 Orchard Lake Rd. Suite 205 Keego Harbor, MI 48302	560,272	(2)	14.8%

Mark E. Strome 1688 Meridian Ave, Suite 727 Miami Beach, FL 33139	476,854	(3)	12.5%

Christopher D. Maggiore 4788 Nobles Pond Dr. NW Canton, OH 44718	511,382	(4)	13.5%

John B. Payne 2125 Butterfield Road, Suite 100 Troy, MI 48084	311,807	(5)	7.6%

Keith R. Marchiando 2125 Butterfield Road, Suite 100 Troy, MI 48084	431,056	(6)	10.2%

Alison A. Cornell 2125 Butterfield Road, Suite 100 Troy, MI 48084	271,471	(7)	7.2%

Security Ownership of Management:

Name and Address	Number of Shares Beneficially Owned(1)		% of Class
Laith Yaldoo	560,272	(2)	14.8%
Christopher D. Maggiore	511,382	(4)	13.5%
John B. Payne	311,807	(5)	7.6%
Keith R. Marchiando	431,056	(6)	10.2%
Nola E. Masterson	131,945	(8)	3.5%
Alison A. Cornell	271,471	(7)	7.2%
All Current Directors and Officers as a Group (6 persons)	2,217,933	(9)	48.9%

(1)

Beneficially owned shares, as defined by the SEC, are those shares as to which a person has voting or investment power, or both, and which the beneficial owner has the right to acquire within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. “Beneficial” ownership does not necessarily mean that the named person is entitled to receive the dividends on, or the proceeds from the sale of, the shares.

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(2)

Includes 1,886 shares of Common Stock issuable upon the exercise of certain warrants. Laith Yaldoo, the manager and controlling member of HEP Investments, LLC and managing member of MKY FTS Sales, LLC, may be deemed to beneficially own the shares directly held by both HEP Investments and MKY FTS Sales, LLC. Mr. Yaldoo expressly disclaims beneficial ownership to the 3,760 shares of Common Stock owned by MKY FTS Sales, LLC.

(3)

The joint Schedule 13D Amendment No. 8 filed with the SEC on January 7, 2025 and subsequent SEC filings represent shares held by Strome Mezzanine Fund, LP, a Delaware limited partnership (“Strome Mezz”), Strome Mezzanine Fund II, LP, a Delaware limited partnership (“Strome Mezz II”), , Strome Investment Management, L.P., a Delaware limited partnership and the general partner of each of Strome Mezz and Strome Mezz II (“Strome Investment”), Strome Group, Inc., a Delaware corporation and the general partner of Strome Investment (“Strome Group”), and Mark E. Strome, the sole director, president, and chief executive officer of Strome Group (“Mr. Strome” and together with Strome Mezz, Strome Mezz II,  Strome Investment and Strome Group, “Strome”). Strome Mezz owns or has the right to acquire beneficial ownership of 45,064 shares including 3,125 shares issuable upon exercise of certain warrants issued to Strome Mezz, and has shared voting power and shared dispositive power with respect to 45,064 shares, and sole voting and dispositive power with respect to 0 shares. Strome Mezz II owns or has the right to acquire beneficial ownership of 165,000 shares including 15,000 shares issuable upon exercise of certain warrants issued to Strome Mezz II, and has shared voting power and shared dispositive power with respect to 165,000 shares, and sole voting and dispositive power with respect to 0 shares.  Strome Investment has shared voting power and shared dispositive power with respect to 222,505 shares, and sole voting and dispositive power with respect to 0 shares. Strome Group has shared voting power and shared dispositive power with respect to 222,505 shares, and sole voting and dispositive power with respect to 0 shares. Mr. Strome may be deemed to own 442,854 shares, of which amount 220,349 shares are held of record by the Mark E. Strome Living Trust U/A/D January 15, 1997 (the “Strome Trust”), including 26,046 shares of Common Stock issuable upon the exercise of certain warrants.  Mr. Strome has shared voting power and shared dispositive power with respect to 222,505 shares, and sole voting and dispositive power with respect to 220,349 shares. Mr. Strome, the sole director, president, and chief executive officer of Strome Group, may be deemed to have voting and dispositive power over the shares held by Strome.

(4)	Includes warrants to purchase 4,382 shares of Common Stock.
(5)	Includes options to purchase 217,431 shares of Common Stock and warrants to purchase 86,467 of Common Stock.
(6)	Includes options to purchase 431,056 shares of Common Stock.
(7)	Includes warrants to purchase 3,699 shares of Common Stock.
(8)	Includes warrants to purchase 1,041 shares of Common Stock.
(9)	Includes options to purchase 648,487 shares of Common Stock and warrants to purchase 97,475 shares of Common Stock.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Related Party Transactions

Our Audit Committee Charter and Code of Ethics provide that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our Audit Committee, or other independent members of our Board if it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal shareholder, or any of their immediate family members or affiliates, in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. All of the transactions described below were entered into prior to the adoption of this policy.

Related Party Transactions

We describe below transactions and series of similar transactions, since January 1, 2024, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years; and

•

any of our directors, our nominee for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

License Co-Development Participation Agreements and Exchange Agreements

HEP Investments, LLC and MKY FTS Sales LLC

HEP Investments, LLC (“HEP”) and MKY FTS Sales LLC (“MKY”) are both limited liability companies controlled by director Laith Yaldoo. Between October 2020 and May 2021, HEP and MKY collectively invested $185,000 into License Co-Development Participation Agreements (“Participation Agreements”) (including the conversion of $100,000 of a working capital loan), and in connection with such arrangement, received warrants exercisable for (i) 1,406 shares of Common Stock at $57.60 per share, (ii) 250 shares of Common Stock at $67.20 per share, and (iii) 281 shares of Common Stock at $62.40 per share. Additionally, HEP received 2.1% revenue share and MKY received 0.675% revenue share under the Purchase Agreements.

Under the Participation Agreements, the Company had a buy-out option pursuant to which it could purchase HEP and MKY’s, title and interest in the revenue share for collectively $333,000. On January 22, 2025, HEP and MKY entered into Exchange Agreements with the Company forfeiting their rights to earn those certain cash payments from the revenue share and buy-out option in exchange for an aggregate 13,320 shares of Common Stock.

Strome

On October 8, 2020, Mark Strome, a greater than 5% security holder, invested, through a controlled entity Strome Mezzanine Fund LP, $500,000 into Participation Agreements, and in connection with such arrangement received warrants exercisable for 3,125 shares of Common Stock at $57.60 per share and a 7.5% revenue share.  Under the Participation Agreements, the Company had a buy-out option pursuant to which it could purchase Strome’s, title and interest in the revenue share for collectively $850,000. On January 17, 2025, Strome entered into Exchange Agreements with the Company forfeiting their rights to earn those certain cash payments from the revenue share and buy-out option in exchange for an aggregate 34,000 shares of Common Stock.

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Payne Bridge Loan

On April 3, 2023, the Company entered into a Subscription Agreement with John B. Payne, the Company’s Chief Executive Officer (the “Subscriber”), pursuant to which the Company, in a private placement, agreed to issue and sell to the Subscriber a 10% promissory note with a principal amount of $1 million (the “Note”) and a warrant (the “Warrant”) to purchase 65,000 shares of the Company’s Common Stock at an exercise price of $17.46.

The Note bore interest at a fixed rate of 10% per annum and matured on October 2, 2023 (the “Maturity Date”), with an option to extend the Maturity Date an additional six months. There was no penalty on prepayment of the Note. The Company satisfied the Note in full on the Maturity Date.

The Warrant is exercisable commencing on the date of issuance and expires on the three-year anniversary of the issuance date or April 3, 2026. The exercise price and number of the shares of our Common Stock issuable upon exercising the Warrant will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described therein.

Stock and Warrant Sales

During the year ended December 31, 2024, the Company sold and issued 520,435 shares of Common Stock for total proceeds of $3,786,475 including $3,708,374 in cash and $78,101 in accounts payable to directors Christopher D. Maggiore, John B. Payne, Alison A. Cornell, and HEP Investments, LLC (controlled by Laith Yaldoo).  In addition to the issued Common Stock, warrants for 6,185 shares were issued to related parties with no additional proceeds to the Company.

Related Party	Shares Sold	Warrants Issued	Proceeds
Alison A. Cornell	53,656	1,199	$150,000
Christopher D. Maggiore	37,180	3,341	308,100	(1)
John B. Payne	6,343	634	100,000
Mark E. Strome (via Mark Strome Living Trust, Strome Mezzanine Fund II LP)	325,000	15,000	2,467,593
Laith Yaldoo (via HEP Investments, LLC)	98,256	1,011	762,782
Total	520,435	21,185	$3,786,475

(1)	Includes $78,101 of accounts payable owed to Mr. Maggiore that was exchanged in kind for Common Stock.

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PROPOSAL NO. 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed BDO USA, P.C. (“BDO”) as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2025.

At the Annual Meeting, the shareholders are being asked to ratify the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Our Board is submitting the selection of BDO to our shareholders because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes present in person or by proxy and entitled to vote on the proposal, the Board would reconsider the appointment. Even if our shareholders ratify the selection, our Board, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Board believes that such a change would be in our best interests and the interests of our shareholders.

Audit Services and Fees

BDO has served as our independent auditor since February 2022 and, acting as our independent auditor, has reported on our financial statements contained in our Annual Reports on Form 10-K since the fiscal year ended December 31, 2021. We have selected BDO to serve as our independent auditors for the current fiscal year ending December 31, 2025. No representative of BDO will be present at the Annual Meeting.

The following table shows the fees for professional services rendered to us by BDO for services in respect of the fiscal year ended December 31, 2024 and 2023, respectively, which were approved by the Board or Audit Committee in accordance with its established policies and procedures.

FEE CATEGORY	FISCAL YEAR 2024	FISCAL YEAR 2023
Audit fees(1)	$367,637	$476,454
Audit-related fees	-	-
Tax fees	-	-
All other fees	-	-
Total fees	$367,637	$476,454

(1)

Audit fees include fees for professional services in connection with the annual audit of our consolidated financial statements, review of our quarterly consolidated financial statements, and related services that are typically provided in connection with registration statements and other SEC filings.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee generally pre-approves all audit and permitted non-audit and tax services provided by the Company’s independent registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our Audit Committee.

THE BOARD RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF BDO AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025.

Vote Required

The affirmative vote of a majority of the votes cast at the annual meeting will be necessary to ratify the appointment of the independent registered public accounting firm. For purposes of counting votes on this matter, abstentions will not be counted as votes cast on the matter. Brokerage firms have discretionary authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will not be counted as votes cast on the matter.

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PROPOSAL NO. 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Our Board proposes that shareholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the SEC’s rules (commonly known as a “say-on-pay” proposal). We recognize the interest our shareholders have in the compensation of our executives and we are providing this advisory proposal in recognition of that interest and as required by Section 14A of the Exchange Act as promulgated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act.

Our named executive officer compensation program is designed to attract, motivate, and retain our named executive officers, who are critical to our success, and ensure alignment of such persons with shareholders. Under this program, our named executive officers are rewarded for their service to the Company and the realization of increased shareholder value. We believe our executive officer compensation programs also are structured appropriately to support our Company and business objectives and to conserve our scarce cash resources.

Please read the “Executive Compensation - Summary Compensation Table”, for additional details about our named executive officer compensation program.

In a non-binding advisory vote on the frequency of the say-on-pay proposal held at our 2020 annual meeting of shareholders, a majority of shareholders voted in favor of holding say-on-pay votes annually. In light of this result and other factors, the Board determined that the Company would hold advisory say-on-pay votes on an annual basis until the next required advisory vote on such frequency, which must be held no later than 2026.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company or our Board. We value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Board will evaluate whether any actions are necessary to address those concerns.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

Vote Required

The affirmative vote of a majority of the votes cast at the annual meeting will be necessary to approve the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of the vote.

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OTHER MATTERS

Householding

The SEC’s rules permit us to deliver a single Notice of Internet Availability of Proxy Materials and, if you requested printed versions by mail, this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024 to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings to us. We have adopted this procedure. Upon request, we will deliver promptly a separate copy of the Notice of Internet Availability of Proxy Materials and, if you requested printed versions by mail, this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024 to any shareholder that elects not to participate in householding.  If you prefer to receive separate copies of the materials now or in the future, contact Issuer Direct Corporation at proxy@iproxydirect.com or 1-866-752-8683. Any shareholders who share the same address and currently receive multiple copies of the materials who wish to receive only one copy in the future can contact their bank, broker, or other holder of record to request information about “householding” or Issuer Direct Corporation at the email address or telephone number listed above. Shareholders who participate in householding will continue to receive separate proxy cards.

Shareholder Proposals for 2026 Annual Meeting

Deadline for Submission of Shareholder Proposals and Recommendations for Director

Shareholder proposals for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act for the 2026 annual meeting of shareholders must be received by us no later than December 26, 2025. These proposals must also meet the other requirements of the rules of the SEC.

A shareholder who intends to present a proposal for the 2026 annual meeting of shareholders, other than pursuant to Rule 14a-8 under the Exchange Act, must provide us with notice of such intention by at least March 11, 2026, or the persons named in the proxy to vote the proxies will have discretionary voting authority at the 2026 annual meeting with respect to any such proposal without discussion of the matter in our proxy statement pursuant to Rule 14a-4(c) under the Exchange Act.

Pursuant to out bylaws proposals for the nomination of directors, must be received by our Secretary, Keith R. Marchiando at 2125 Butterfield Road, Suite 100, Troy, MI 48084, not less than 14 days nor more than 60 days prior to the 2026 annual meeting of shareholders called for the election of directors in order to be considered timely and must contain the information required by our bylaws.

In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominee must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 10, 2026.

Expenses of Solicitation

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain of our directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or electronic mail. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some shareholders in person or by mail, telephone or telegraph following the original solicitation.

FINANCIAL MATTERS AND FORM 10-K REPORT

As noted above under “Questions and Answers - How can I access the Company’s proxy materials and annual report on Form 10-K?” we will provide each beneficial owner of our securities with a copy of our Annual Report on Form 10-K including the financial statements and schedules thereto filed with the Securities and Exchange Commission for our most recent fiscal year, without charge upon receipt of a written request from such person. Such request should be sent to: Keith R. Marchiando, Chief Financial Officer, Zivo Bioscience, Inc., 2125 Butterfield Road, Suite 100, Troy, MI 48084. Alternatively, the Company’s most recent Annual Report on Form 10-K may be accessed on the internet at the following website: https://www.iproxydirect.com/index.php/ZIVO.

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ZIVO BIOSCIENCE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS – JUNE 9, 2025 AT 10:00 A.M. EASTERN TIME
LOCATION: 2125 BUTTERFIELD ROAD, SUITE 100, TROY, MI 48084

CONTROL ID:
REQUEST ID:

The undersigned shareholder of Zivo Bioscience, Inc., a Nevada corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 25, 2025. The undersigned hereby appoints Keith R. Marchiando, Chief Financial Officer, and John B. Payne, Chief Executive Officer, and each of them, as attorneys and proxies with full power of substitution to represent the undersigned at the Annual Meeting of Shareholders of the Company to be at 2125 Butterfield Road, Suite 100, Troy, MI 48084, on Monday, June 9, 2025 at 10:00 a.m., EDT, and at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked. All votes must be received by 11:59 PM EDT June 8, 2025.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to **202-521-3464.**
INTERNET:	https://www.iproxydirect.com/ZIVO
PHONE:	1-866-752-VOTE(8683)

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ANNUAL MEETING OF THE SHAREHOLDERS OF
ZIVO BIOSCIENCE, INC.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1	→	FOR	WITHHOLD	
To elect the following persons to the Board of Directors (Class III):				
John B. Payne		☐	☐	**CONTROL ID:**
Alison A. Cornell		☐	☐	**REQUEST ID:**

Proposal 2	→	FOR	AGAINST	ABSTAIN
To ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2025.		☐	☐	☐

Proposal 3	→	FOR	AGAINST	ABSTAIN
To approve (on an advisory basis) the compensation of our named executive officers.		☐	☐	☐

Proposal 4

Any other business that may be properly brought before the meeting or any adjournment or postponement thereof.

THIS PROXY IS REVOCABLE. WHEN PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, UNLESS REVOKED IN COMPLIANCE WITH THE PROCEDURE DESCRIBED IN THE PROXY STATEMENT RELATING TO THE ANNUAL MEETING. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES IN PROPOSAL 1, "FOR" THE RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 2, AND "FOR" THE APPROVAL (ON AN ADVISORY BASIS) OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS IN PROPOSAL 3.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____

____

____

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ____________________, 2025

____

(Print Name of Stockholder and/or Joint Tenant)

____

(Signature of Stockholder)

____

(Second Signature if held jointly)

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